NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and
Corporate Communications

Compass Minerals Plans to Redeem $11.9 Million of
12% Senior Subordinated Discount Notes due 2013

OVERLAND PARK, Kan. (June 19, 2009) – Compass Minerals (NYSE: CMP) intends to redeem on June 24, 2009, all of its remaining outstanding 12% Senior Subordinated Discount Notes due 2013, consisting of $11,874,000 in face value, plus accrued and unpaid interest. This redemption will be funded with existing sources of liquidity.  The company plans to provide the holders of the outstanding subordinated notes with a formal notice of redemption on June 19, 2009.

About Compass Minerals
Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom, and produces and distributes consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, specialty fertilizers and other products for consumer, agricultural and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on form 10-k  filed with the Securities and Exchange Commission on February 20, 2009. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.